Exhibit 99.1

Nuwellis, Inc.  Announces First Quarter 2026 Financial Results

MINNEAPOLIS – May 12, 2026 – Nuwellis, Inc. (Nasdaq: NUWE), a medical technology company committed to delivering solutions for patients with cardiorenal conditions, today reported financial results for the first quarter ended March 31, 2026.

First Quarter and Recent Highlights:
•	Net sales were $2.4 million, a 26% increase compared to the prior-year period
•	Gross margin improved to 70.1%, reflecting improved pricing, product mix, and the transition to contract manufacturing
•	Completed the acquisition of Rendiatech, adding automated kidney-function monitoring capabilities to the Company’s product development portfolio
•	Appointed Carisa Schultz as Chief Financial Officer and Dr. Stuart L. Goldstein as Director of Clinical Strategy
•	Appointed Martin J. Emerson and reappointed David A. McDonald to the Board of Directors
•	Expanded commercial coverage with a new South Texas territory and the return of experienced sales leaders with deep Aquadex expertise
•	Received issuance of a new U.S. patent supporting advanced safety design for pediatric extracorporeal therapy
•
Received a Notice of Allowance from the U.S. Patent and Trademark Office for a new patent covering the Company’s novel dual-lumen midline catheter technology designed for use in ultrafiltration therapies

The first quarter marked an important step in Nuwellis’ transition from strategic reset to execution. The quarter demonstrated progress across the Company’s commercial, financial, and platform priorities, with stronger Aquadex performance, continued pediatric momentum, and further expansion of its broader cardiorenal strategy.

“Q1 showed that the strategic reset we made in 2025 is beginning to translate into a more focused and commercially disciplined company,” said John Erb, Chairman and Chief Executive Officer of Nuwellis. “We are concentrating our resources around the areas where Nuwellis has clear clinical relevance, existing customer traction, and a differentiated path to growth, while maintaining the financial discipline required to execute. Aquadex gives us the foundation, pediatrics gives us a distinct growth category, and Rendiatech expands our ability to think more broadly across the cardiorenal continuum.”

First Quarter 2026 Financial Results

Revenue for the first quarter of 2026 was $2.4 million, compared to $1.9 million in the prior-year quarter, a 26% increase over the prior year period.  Revenue growth in the first quarter was driven by continued expansion across all core categories, including Pediatric, Adult Heart Failure, and Critical Care, along with growth in both system placements and utilization of Aquadex therapy.

Gross margin for the first quarter of 2026 was 70.1%, a 14% increase to the prior-year quarter.  The gross margin improvement reflects improved pricing and product mix and switching to contract manufacturing.

Operating expenses for the first quarter of 2026 were approximately $6.0 million, compared to approximately $4.1 million in the prior-year quarter.  The increase is driven by increased sales headcount and compensation associated with increased sales.

Net loss attributable to common shareholders for the first quarter of 2026 was approximately $4.3 million.

On March 31, 2026, the Company had no debt and cash, cash equivalents, and restricted cash of approximately $2.2 million.

Webcast and Conference Call Information
The Company will host a conference call and webcast at 9:00 AM ET today to discuss its financial results and provide an update on the Company's performance.

To access the live webcast, please visit the Investors page of the Nuwellis website at https://ir.nuwellis.com.

Alternatively, you may access the live conference call by dialing 1-800-274-8461 (U.S.) or 1-203-518-9814  (international) and using the conference ID: NUWEQ1. An audio archive of the webcast will be available following the call on the Investors page.

For more information, visit www.nuwellis.com.

About Nuwellis

Nuwellis, Inc. (Nasdaq: NUWE) is a medical technology company committed to delivering solutions for patients with cardiorenal conditions. The Company develops solutions designed to support patient care through monitoring, therapy, and data-informed clinical decision-making across acute and chronic care settings. Nuwellis’ portfolio includes commercially available and development-stage technologies addressing complex cardiorenal conditions, with a focus on safety, precision, and scalability across patient populations. For more information, visit www.nuwellis.com.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the new market opportunities and anticipated growth in 2026 and beyond. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

For further information, please contact:

Investor Relations:	Media Contact:
ir@nuwellis.com	CORE PR
media@nuwellis.com

NUWELLIS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
 (in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$2,083	$1,085
Accounts receivable	1,559	1,493
Inventories, net	1,779	1,910
Other current assets	406	698
Total current assets	5,827	5,186
Property, plant and equipment, net	365	368
Operating lease right-of-use asset	237	293
Intangible assets, net	317	—
Other assets	420	271
TOTAL ASSETS	$7,166	$6,118

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$2,429	$2,226
Accrued compensation	852	460
Current portion of operating lease liability	265	261
Deferred consideration from Rendiatech acquisition, current	113	—
Other current liabilities	71	85
Total current liabilities	3,730	3,032
Deferred consideration from Rendiatech acquisition, non-current	200	—
Warrant liabilities	362	389
Operating lease liability	—	67
Total liabilities	4,292	3,488
Commitments and contingencies

Mezzanine Equity Series J Convertible Preferred Stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 600,000 shares, issued and outstanding 147 and 137, respectively	8	6
Stockholders’ equity
Series A junior participating preferred stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 30,000 shares, none outstanding	—	—
Series F convertible preferred stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 18,000 shares, issued and outstanding 27 and 127 shares, respectively	—	—
Series F-1 convertible preferred stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 100 shares, issued and outstanding 34 and 34 shares, respectively	—	—
Preferred stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 39,352,000 shares, none outstanding	—	—
Common stock as of March 31, 2026 and December 31, 2025, par value $0.0001 per share; authorized 100,000,000 shares, issued and outstanding 2,635,718 and 1,686,217, respectively	—	—
Additional paid‑in capital	323,508	318,928
Accumulated other comprehensive income:
Foreign currency translation adjustment	8	8
Accumulated deficit	(320,650)	(316,312)
Total stockholders’ equity	2,866	2,624
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$7,166	$6,118

NUWELLIS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except per share amounts and weighted average shares outstanding)

	Three months ended March 31
	2026	2025
Net sales	$2,403	$1,904
Cost of goods sold	719	837
Gross profit	1,684	1,067
Operating expenses:
Selling, general and administrative	4,525	3,577
Research and development	1,524	550
Total operating expenses	6,049	4,127
Loss from operations	(4,365)	(3,060)
Other income	1	7
Change in fair value of warrant liabilities	26	40
Loss before income taxes	(4,338)	(3,013)
Income tax expense	-	(1)
Net loss	$(4,338)	$(3,014)
Deemed dividend attributable to Series J Convertible Preferred Stock	2	1
Net loss attributable to common shareholders	$(4,336)	$(3,013)

Basic and diluted loss per share	$(2.09)	$(28.98)

Weighted average shares outstanding – basic and diluted	2,074,940	104,142

Other comprehensive loss:
Net loss	$(4,338)	$(3,014)
Foreign currency translation adjustments	$-	$(2)
Total comprehensive loss	$(4,338)	$(3,016)

NUWELLIS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Three months ended March 31
	2026	2025
Operating Activities:
Net loss	$(4,338)	$(3,014)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	38	73
Stock-based compensation expense	25	67
Change in fair value of warrant liabilities	(26)	(40)
Non-cash IP R&D from Rendiatech acquisition	552	-
Changes in operating assets and liabilities:
Accounts receivable	(66)	187
Inventory, net	181	(34)
Other current assets	293	41
Other assets Other liabilities	(171)	45
Accounts payable and accrued expenses	400	139
Net cash used in operating activities	(3,112)	(2,536)

Investing Activities:
Purchases of property and equipment	(30)	-
Purchase of intangible assets	(90)
Cash paid for acquisition of Rendiatech, net of cash acquired	(164)	-
Net cash used in investing activities	(284)	-

Financing Activities:
Issuance of common stock and warrants from offering, net	4,393	-
Non-cash Series J deemed dividend	2	-
Net cash provided by financing activities	4,395	-

Effect of exchange rate changes on cash	-	(2)
Net increase (decrease) in cash and cash equivalents	999	(2,538)
Cash and cash equivalents, and restricted cash - beginning of period	1,190	5,095
Cash and cash equivalents, and restricted cash - end of period	$2,189	$2,557
Supplemental cash flow information
Common stock issued as consideration in asset acquisition	$162	$-
Transaction costs in accounts payable	$164	$-
Deemed dividend on Series J Preferred Stock	$2	$1